UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Columbus Circle 15th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2026, Indaptus Therapeutics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain non-U.S. accredited investors named therein (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of 20,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $0.60 per share (the “Private Placement”). The aggregate gross proceeds to the Company from the Private Placement were approximately $12,000,000, before deducting offering expenses payable by the Company. The shares of Common Stock issued in this Private Placement represented less than 20% of the Company’s issued and outstanding Common Stock prior to the execution of the Purchase Agreement. This Private Placement was conducted directly by the Company, and no commissions or other compensation were paid in connection with it.

Under the Purchase Agreement, each Purchaser was granted certain registration rights with respect to the shares of Common Stock purchased in the Private Placement. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of such shares of Common Stock on or before a date that is 90 days following the closing of the Private Placement, and to use its best efforts to have the registration statement declared effective within 75 days after the actual date on which such registration statement is filed with the SEC, or, if the registration statement is subject to SEC review, within such additional period as is reasonably necessary. The Company has agreed to bear all fees and expenses incurred in connection with the registration of the registrable securities.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The closing of the Private Placement is subject to customary closing conditions and occurred on the same date.

Each Purchaser has represented that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of Common Stock. Each Purchaser further represented that it qualifies to participate in the Private Placement conducted in reliance on Regulation S under the Securities Act, including that it is a non-U.S. person (as defined in Regulation S).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the offer and sale of the Common Stock to the Purchasers pursuant to the Purchase Agreement is incorporated herein by reference.

The shares of Common Stock issued in connection with the Purchase Agreement were issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. The Private Placement was conducted in offshore transactions, as defined in Rule 902(h) of Regulation S, to persons who represented that they were not “U.S. persons,” as defined in Rule 902(k) of Regulation S, and were not acquiring the shares for the account or benefit of any U.S. person. The Company did not engage in any directed selling efforts, as defined in Rule 902(c) of Regulation S, in the United States in connection with the Private Placement. The shares of Common Stock are restricted securities as defined in Rule 144(a)(3) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Purchase Agreement, dated June 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Junyi Dai
Name:	Junyi Dai
Title:	Chief Executive Officer